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                                                                     EXHIBIT 4.8

             SANDERSON FARMS, INC. AND AFFILIATES STOCK OPTION PLAN
                 (Amended and Restated as of February 28, 2002)


                               ARTICLE I - GENERAL

1.01 ESTABLISHMENT AND PURPOSE.

         (a) ESTABLISHMENT. The Sanderson Farms, Inc. and Affiliates Stock Option Plan (the "Plan") was originally approved by a majority vote of the stockholders of Sanderson Farms, Inc. (the "Company") on February 25, 1993 and was originally adopted by the Board of Directors of the Company on February 25, 1993. The Plan was subsequently amended by the Board of Directors of the Company on October 24, 1996, on April 24, 1997, on July 24, 1997 and on April 20, 2000 and is hereby further amended and restated in its entirety effective upon approval by the stockholders of the Company at its next annual stockholders meeting on February 28, 2002 and adoption by the Board of Directors at its meeting following the annual stockholders meeting.

         (b) PURPOSE. The purposes of this Plan are to: (1) closely associate the interests of the management of Sanderson Farms, Inc. and its affiliates and subsidiaries (collectively referred to as the "Company") with the stockholders by reinforcing the relationship between participants' rewards and stockholder gains; (2) provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased stockholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Company.

1.02 ADMINISTRATION.

         (a) The Plan shall be administered by the Board of Directors of Sanderson Farms, Inc. (the "Board").

         (b) The Board shall have the authority, in its sole discretion and from time to time to:

                  (i) designate the employees or classes of employees eligible to participate in the Plan;

                  (ii) grant awards provided in the Plan in such form and amount as the Board shall determine;

                  (iii) impose such limitations, restrictions and conditions upon any such award as the Board shall deem appropriate; and

                  (iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

         (c) Decisions and determinations of the Board on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Board shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

         (d) As to any particular employee or employees or class or classes thereof and/or any particular grant award or awards, the Board may by resolution identifying such employee(s) or class(es) and such award(s) delegate some or all of its authority under the Plan to a committee of the Board that is composed solely of two or more "Non-Employee Directors" (as such term is defined in Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934), and with respect to any such delegated authority all references herein to the Board shall mean such committee of the Board.



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1.03 ELIGIBILITY FOR PARTICIPATION.

         Participants in the Plan shall be selected by the Board from the executive officers and other key employees of the Company who occupy responsible managerial and professional positions and who have the capability of making substantial contributions to the success of the Company. In making this selection and in determining the form and amount of awards, the Board shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

1.04 TYPES OF AWARDS UNDER PLAN.

         Awards under the Plan may be in the form of any one or more of the following:

         (a) Nonstatutory Stock Options, as described in Article II;

         (b) Incentive Stock Options, as described in Article III; and/or

         (c) Alternate Stock Appreciation Rights, as described in Article IV.

1.05. AGGREGATE LIMITATION ON AWARDS.

         (a) Shares of stock which may be issued under the Plan shall be authorized and unissued shares of Common Stock, par value $1.00 per share, of Sanderson Farms, Inc. ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be 1,500,000 shares (which amount reflects all adjustments through February 28, 2002, but which amount is subject to further adjustment as provided elsewhere in this Plan). Pursuant to the February 28, 2002 amendments to the Plan, the number of authorized shares has increased from 750,000 shares to 1,500,000 shares.

         (b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

                  (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of a Nonstatutory Stock Option or an Incentive Stock Option;

                  (ii) only the shares issued (including the shares, if any, withheld for tax withholding requirements) as a result of exercise of a Stock Appreciation Right shall be counted; and

                  (iii) only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of a Nonstatutory Stock Option or Incentive Stock Option.

         (c) Shares tendered by a participant as payment for shares issued upon exercise of a Nonstatutory Stock Option or an Incentive Stock Option shall be available for subsequent issuance under the Plan if the shares tendered were acquired by earlier exercise of an option. Any shares of Common Stock subject to a Nonstatutory Stock Option or an Incentive Stock Option which for any reason is terminated, unexercised or expires shall again be available for issuance under the Plan.



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1.06. EFFECTIVE DATE, PLAN YEAR AND TERM OF PLAN.

         (a) The Plan as amended and restated shall become effective on the date approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the 2002 Annual Meeting of Stockholders of Sanderson Farms, Inc., and adopted by a majority of the Board of Directors at the Meeting of the Board of Directors of Sanderson Farms, Inc. immediately following the 2002 Annual Meeting of Stockholders.

         (b) The Plan Year of the Plan shall be a calendar year.

         (c) No awards shall be made under the Plan later than ten years after stockholder approval at the 2002 Annual Meeting of Stockholders, provided, however, that the Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

                     ARTICLE II - NONSTATUTORY STOCK OPTIONS

2.01. AWARD OF NONSTATUTORY STOCK OPTIONS.

         The Board may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Board may prescribe, grant to any participant in the Plan one or more nonstatutory stock options to purchase for cash, or to exchange previously owned Common Stock for, the number of shares of Common Stock ("Nonstatutory Stock Options") as specified by the Board. The date a Nonstatutory Stock Option is granted shall mean the date selected by the Board as of which the Board awards a specific number of shares to a participant pursuant to the Plan.

2.02. NONSTATUTORY STOCK OPTION AGREEMENT.

         The grant of a Nonstatutory Stock Option shall be evidenced by a written Nonstatutory Stock Option Agreement, executed by the Company and the holder of a Nonstatutory Stock Option (the "optionee"), stating the number of shares of Common Stock subject to the Nonstatutory Stock Option evidenced thereby, and in such form as the Board may from time to time determine.

2.03. NONSTATUTORY STOCK OPTION PRICE.

         The option price per share of Common Stock deliverable upon the exercise of a Nonstatutory Stock Option shall be at or below the fair market value of a share of Common Stock on the date the Nonstatutory Stock Option is granted.

2.04. TERM AND EXERCISE.

         Each Nonstatutory Stock Option may be exercised during a period beginning one year after the date of grant thereof and ending on a date, to be determined by the Board on or before the date of grant, that is not more than ten years after the date of grant thereof (the "option term"). Unless a shorter period is provided by the Board, each Nonstatutory Stock Option shall be exercised in accordance with this section 2.04. During the first year of the option term, no more than 25% of the initial total number of shares covered by the Nonstatutory Stock Option may be exercised and purchased by the optionee. During the second year of the option term, no more than 50% of the initial total number of shares covered by the Nonstatutory Stock Option may be exercised and purchased by the optionee, such percentage to include the percentage, by number of shares, purchased in the previous year of the option term. During the third year of the option term, no more than 75% of the initial total number of shares covered by the Nonstatutory Stock Option may be exercised and purchased by the optionee, such percentage to include the percentages, by number of shares, previously purchased in earlier years of the option term on a cumulative basis.



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During the fourth year and any succeeding year of the option term, 100% of the initial total number of shares covered by the Nonstatutory Stock Option may be exercised and purchased by the optionee, such percentage to include the percentages, by number of shares, previously purchased in earlier years of the option term on a cumulative basis. No fractional shares shall be issued as a result of the exercise of a Nonstatutory Stock Option. No Nonstatutory Stock Option shall be exercisable after the expiration of its option term.

2.05. MANNER OF PAYMENT.

         Each Nonstatutory Stock Option Agreement shall set forth the procedure governing the exercise of the Nonstatutory Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the option price for such shares with cash or with previously owned Common Stock.

2.06. TERMINATION OF NONSTATUTORY STOCK OPTION.

         (a) Except as provided in Section 2.06(b) and 2.06(c), or except as otherwise determined by the Board, all Nonstatutory Stock Options, to the extent not previously exercised, shall terminate upon the termination of the optionee's employment or the appointment or transfer of the optionee to a position within the Company that does not qualify for participation in the Plan under Section 1.03.

         (b) Upon termination of the optionee's employment by reason of death of the optionee, a Nonstatutory Stock Option may be exercised, but only to the extent exercisable on the date of such death, within one (1) year from and after the date of the optionee's death. A Nonstatutory Stock Option may be exercised by the executor or administrator of the deceased optionee's estate or by a person receiving the Nonstatutory Stock Option by will or under the laws of descent and distribution of the state in which the optionee resided.

         (c) Upon termination of the optionee's employment by reason of retirement or disability (as defined by the Board), a Nonstatutory Stock Option may be exercised, but only to the extent exercisable on the date of such retirement or disability, within three (3) months from and after the date of such termination of the optionee's employment.

         (d) A transfer of the optionee's employment from one affiliate to another of the Company shall not be deemed to be a termination of the optionee's employment.

         (e) Notwithstanding any other provisions set forth herein or in the Nonstatutory Stock Option Agreement, if the optionee shall (i) commit any act of malfeasance or wrongdoing affecting the Company, (ii) breach any covenant not to compete or employment contract with the Company, or (iii) engage in conduct that would warrant the optionee's discharge for cause (excluding general dissatisfaction with the performance of the optionee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company), then any unexercised portion of a Nonstatutory Stock Option shall immediately terminate and be void.

         (f) Notwithstanding any other provisions set forth herein or in the Nonstatutory Stock Option Agreement, if during the period that the optionee is employed by the Company or during the two year period following the optionee's voluntary termination of employment or his termination by the Company for cause (excluding general dissatisfaction with the performance of the optionee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company) the optionee shall, without the prior written consent of the Board, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for, or otherwise assist any person or entity that directly or indirectly engages in, the business of producing, marketing, distributing or selling poultry products anywhere that the



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Company is then doing business (such activities being hereinafter referred to as
"Competition"), then: (i) any unexercised portion of the Nonstatutory Stock Option shall immediately terminate and be void; and (ii) the optionee shall be required upon thirty (30) days' written notice from the Company, to return to the Company in immediately available funds the difference between the exercise price and the fair market value on the date of exercise of the exercised portion of the Nonstatutory Stock Option. The provisions of this Section 2.06(f) shall not apply, however, to the passive investment by the optionee in publicly traded common equity of any entity that is engaged in the business of producing marketing, distributing or selling poultry products so long as such investment does not exceed two percent of the outstanding common equity of such entity.

         The determination of whether the optionee has voluntarily terminated his employment, has been terminated for cause or has engaged in Competition shall be determined by the Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) hereof) in good faith and in its sole discretion, and any such determinations by such body shall be final and binding on the optionee.

2.07. EFFECT OF EXERCISE.

         The exercise of any Nonstatutory Stock Option shall cancel a related Stock Appreciation Right, if any, proportionate in amount to the number of shares of Common Stock purchased pursuant to the exercise of said option.

                      ARTICLE III - INCENTIVE STOCK OPTIONS

3.01. AWARD OF INCENTIVE STOCK OPTIONS.

         The Board may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Board may prescribe, grant to any participant in the Plan one or more "incentive stock options" intended to qualify as such under the provisions of Section 421 and 422 of the Internal Revenue Code of 1986 ("Code"), as amended ("Incentive Stock Options"), to purchase for cash, or to exchange previously owned Common Stock for, the number of shares of Common Stock as specified by the Board. The date an Incentive Stock Option is granted shall mean the date selected by the Board as of which the Board awards a specific number of shares to a participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner (taking into account the attribution rules of Section 424(d) of the Code) of 10% or more of the total combined voting power of the Company or its subsidiaries.

3.02. INCENTIVE STOCK OPTION AGREEMENT.

         The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option (the "optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Board may from time to time determine.

3.03. INCENTIVE STOCK OPTION PRICE.

         The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

3.04. TERM AND EXERCISE.

         Each Incentive Stock Option may be exercised during a period beginning one year after the date of grant thereof and ending on a date, to be determined by the Board on or before the date of grant, that is not more than ten



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years after the date of grant thereof (the "option term"). Unless a shorter period is provided by the Board, each Incentive Stock Option shall be exercised in accordance with this section 3.04. During the first year of the option term, no more than 25% of the initial total number of shares covered by the Incentive Stock Option may be exercised and purchased by the optionee. During the second year of the option term, no more than 50% of the initial total number of shares covered by the Incentive Stock Option may be exercised and purchased by the optionee, such percentage to include the percentage, by number of shares, purchased in the previous year of the option term. During the third year of the option term, no more than 75% of the initial total number of shares covered by the Incentive Stock Option may be exercised and purchased by the optionee, such percentage to include the percentages, by number of shares, previously purchased in earlier years of the option term on a cumulative basis. During the fourth year and any succeeding year of the option term, 100% of the initial total number of shares covered by the Incentive Stock Option may be exercised and purchased by the optionee, such percentage to include the percentages, by number of shares, previously purchased in earlier years of the option term on a cumulative basis. No fractional shares shall be issued as a result of the exercise of an Incentive Stock Option. No Incentive Stock Option shall be exercisable after the expiration of its option term. During the lifetime of the recipient, an Incentive Stock Option is exercisable only by the recipient thereof or by his guardian or legal representative.

3.05. MAXIMUM AMOUNT OF INCENTIVE STOCK OPTION GRANT.

         (a) The aggregate fair market value (determined on the date the option is granted) of Common Stock subject to an Incentive Stock Option granted to an optionee by the Board in any calendar year shall not exceed $100,000.

         (b) To the extent that the aggregate fair market value of Common Stock (determined as of the time the option with respect to such Common Stock is granted) with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year exceeds $100,000, such options shall not be "incentive stock options" for federal income tax purposes.

3.06. TERMINATION OF INCENTIVE STOCK OPTION.

         (a) Except as provided in Sections 3.06(b), 3.06(c) and 3.06(d) of this Agreement, all Incentive Stock Options, to the extent not previously exercised, shall terminate immediately upon termination of the optionee's employment or the appointment or transfer of the optionee to a position within the Company that does not qualify for participation in the Plan under Section 1.03.

         (b) Upon termination of the optionee's employment by reason of death of the optionee, an Incentive Stock Option may be exercised, but only to the extent exercisable on the date of such death, within one (1) year from and after the date of the optionee's death. An Incentive Stock Option may be exercised by the executor or administrator of the deceased optionee's estate or by a person receiving an Incentive Stock Option by will or under the laws of descent and distribution of the state in which the optionee resided.

         (c) Upon termination of the optionee's employment by reason of permanent and total disability as defined under Section 22(e)(3) of the Code, an Incentive Stock Option may be exercised, but only to the extent exercisable on the date of such permanent and total disability, within one (1) year from and after the date of such termination of the optionee's employment.

         (d) Upon termination of the optionee's employment by reason of retirement or disability, other than disability defined by Section 3.06(c), an Incentive Stock Option may be exercised, but only to the extent exercisable on the date of such retirement or disability, within three (3) months from and after the date of such termination of the optionee's employment.



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         (e) A transfer of the optionee's employment from one affiliate to another of the Company shall not be deemed to be a termination of the optionee's employment.

         (f) Notwithstanding any other provisions set forth herein or in the Incentive Stock Option Agreement, if the optionee shall (i) commit any act of malfeasance or wrongdoing affecting the Company, (ii) breach any covenant not to compete or employment contract with the Company, or (iii) engage in conduct that would warrant the optionee's discharge for cause (excluding general dissatisfaction with the performance of the optionee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company), then any unexercised portion of an Incentive Stock Option shall immediately terminate and be void.

         (g) Notwithstanding any other provisions set forth herein or in the Incentive Stock Option Agreement, if during the period that the optionee is employed by the Company or during the two year period following the optionee's voluntary termination of employment or his termination by the Company for cause (excluding general dissatisfaction with the performance of the optionee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company) the optionee shall, without the prior written consent of the Board, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity engage in Competition, then: (i) any unexercised portion of the Incentive Stock Option shall immediately terminate and be void; and (ii) the optionee shall be required, upon thirty (30) days' written notice from the Company, to return to the Company in immediately available funds the difference between the exercise price and the fair market value on the date of exercise of the exercised portion of the Incentive Stock Option. The provisions of this
Section 3.06(g) shall not apply, however, to the passive investment by the optionee in publicly traded common equity of any entity that is engaged in the business of producing marketing, distributing or selling poultry products so long as such investment does not exceed two percent of the outstanding common equity of such entity.

         The determination of whether the optionee has voluntarily terminated his employment, has been terminated for cause or has engaged in Competition shall be determined by the Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) hereof) in good faith and in its sole discretion, and any such determinations by such body shall be final and binding on the optionee.

3.07. TAX TREATMENT OF INCENTIVE STOCK OPTION.

         Notwithstanding any provision of this Plan to the contrary, the favorable tax treatment available pursuant to Section 422 of the Code upon exercise of an Incentive Stock Option will not be available to an optionee who makes a disposition of the Stock within two (2) years after the Incentive Stock Option is granted or within one (1) year after the Stock is transferred to the optionee.

3.08. APPLICABILITY OF NONSTATUTORY STOCK OPTION SECTIONS.

         Sections 2.05, Manner of Payment; and 2.07, Effect of Exercise, applicable to Nonstatutory Stock Options, shall apply equally to Incentive Stock Options. Said Sections are incorporated by reference in this Article III as though fully set forth herein.

                ARTICLE IV - ALTERNATE STOCK APPRECIATION RIGHTS

4.01. AWARD OF STOCK APPRECIATION RIGHTS.

         Concurrently with or subsequent to the award of any Nonstatutory Stock Option or Incentive Stock Option to purchase one or more shares of Common Stock, the Board may, subject to the provisions of the Plan and such other terms and conditions as the Board may prescribe, award to the optionee with respect to said option, a related



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stock appreciation right ("Stock Right"), permitting the optionee to be paid in cash, stock or a combination of both the appreciation on the option, or portion thereof, in lieu of exercising the option or portion thereof.

4.02. STOCK APPRECIATION RIGHTS AGREEMENT.

         A Stock Right shall be evidenced by a written Stock Appreciation Rights Agreement, executed by the Company and the holder of a Stock Right (the "optionee"), stating the number of shares of Common Stock subject to the Stock Right evidenced thereby, and in such form as the Board may from time to time determine.

4.03. EXERCISE.

         An optionee who has been granted a Stock Right may, in lieu of the exercise of an option or portion thereof to which the Stock Right relates, elect to exercise the Stock Right or portion thereof and thereby become entitled to receive from the Company payment in cash or in Common Stock the amount and form determined pursuant to Sections 4.04 and 4.05, or a combination of both. Stock Rights shall be exercisable only to the same extent and subject to the same conditions as the options to which they relate are exercisable, as provided in this Plan, and only when the fair market value of a share of Common Stock on the exercise date exceeds the exercise price of the options related to such Stock Rights. The Board may, in its discretion, prescribe additional conditions to the exercise of any Stock Right.

4.04. AMOUNT OF PAYMENT.

         The amount of payment to which an optionee shall be entitled upon the exercise of a Stock Right, or portion thereof, shall be equal to 100% of the amount, if any, by which the fair market value of a share of Common Stock on the exercise date exceeds the option price of the option related to said Stock Right, multiplied by the number of shares with respect to which the Stock Right is exercised.

4.05. FORM OF PAYMENT.

         Payment may be made in cash or stock or a combination of both. To the extent that payment is made in stock, the number of shares to be paid shall be determined by dividing the amount of payment determined pursuant to Section 4.04 by the fair market value of a share of Common Stock on the exercise date of such Stock Right, provided that no fractional share shall be issued as a result of the exercise of a Stock Right. As soon as practicable after exercise, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock.

4.06. EFFECT OF EXERCISE.

         The exercise of any Stock Right, or portion thereof, shall cancel a Nonstatutory Stock Option or an Incentive Stock Option to which the Stock Right relates or an equal number of shares under said option.

4.07. TERMINATION OF STOCK APPRECIATION RIGHT.

         (a) If a Stock Right is awarded with respect to the award of a Nonstatutory Stock Option, then such Stock Right shall terminate and the benefits of any exercised portion thereof may be forfeited in accordance with and pursuant to Section 2.06, Termination of Nonstatutory Stock Option.

         (b) If a Stock Right is awarded with respect to the award of an Incentive Stock Option, then such Stock Right shall terminate and the benefits of any exercised portion thereof may be forfeited in accordance with and pursuant to Section 3.06, Termination of Incentive Stock Option.



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                            ARTICLE V - MISCELLANEOUS

5.01. INSIDER TRADING SHORT-SWING PROFIT LIABILITY EXEMPTION REQUIREMENTS.

         (a) Nontransferability. Nonstatutory Stock Options, Incentive Stock Options and Stock Rights granted under this Plan shall be transferable (i) by the optionee only by will or under the laws of descent and distribution of the state in which the optionee resided on the date of his death, and (ii) by the Company pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the Rules thereunder, except that, to any extent so provided in the Nonstatutory Stock Option Agreement or Stock Appreciation Rights Agreement or an amendment to either of them, a Nonstatutory Stock Option or related Stock Right may be transferred to members of the optionee's immediate family or to trusts for their benefit or partnerships in which such members hold the entire partnership interest, or as may otherwise be provided in such agreement or amendment and approved by the Board.

         (b) Stockholder Approval. This Plan as amended and restated has been approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the 2002 Annual Meeting of Stockholders of Sanderson Farms, Inc.

5.02. GENERAL RESTRICTION.

         Each award under the Plan shall be subject to the requirement that, if at any time the Board shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

5.03. WITHHOLDING TAX REQUIREMENT.

         Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates of such shares. Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred. In addition, the Company shall have the right to withhold from any cash otherwise payable to an optionee under Article IV an amount sufficient to satisfy withholding tax requirements.

5.04. NO RIGHTS OF EMPLOYMENT.

         Neither the granting of a Nonstatutory Stock Option, an Incentive Stock Option or a Stock Right nor the exercise of the same shall be construed as granting to the optionee any right with respect to continuance of employment with the Company. Except as may otherwise be limited by a written agreement between the Company and the optionee, and acknowledged by the optionee, the right of the Company to terminate at will the optionee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company.



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

5.05. NON-UNIFORM DETERMINATIONS.

         The Board's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

5.06. NO RIGHTS AS A STOCKHOLDER.

         An optionee under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to said optionee.

5.07. DEFINITIONS.

         In this Plan the following definitions shall apply:

         (a) "Subsidiary" means any corporation of which, at the time, more than 50% of the shares entitled to vote generally in an election of directors are owned directly or indirectly by Sanderson Farms, Inc., or any subsidiary thereof.

         (b) "Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Sanderson Farms, Inc.

         (c) "Fair market value" as of any date and in respect of any share of Common Stock means the closing price on such date or on the next business day, if such date is not a business day, of a share of Common Stock reflected in the NASDAQ National Market System traded under the Symbol SAFM, provided that, if shares of Common Stock shall not have been traded on NASDAQ for more than 10 days immediately preceding such date or if deemed appropriate by the Board for any other reason, the fair market value of shares of Common Stock shall be as determined by the Board in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

         (d) "Option" means Nonstatutory Stock Option or Incentive Stock Option.

         (e) "Optionee" or "optionee" means the holder of a Nonstatutory Stock Option, the holder of an Incentive Stock Option or the holder of a Stock Right, as the context requires.

         (f) "Option price" means the purchase price per share of Common Stock deliverable upon the exercise of a Nonstatutory Stock Option or an Incentive Stock Option.

5.08. LEAVES OF ABSENCE.

         The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by an optionee. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any optionee who takes such leave of absence.



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

5.09. NEWLY ELIGIBLE EMPLOYEES.

         The Board shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of awards or grants of options and rights.

5.10. ADJUSTMENTS OF AND CHANGES IN STOCK OF THE COMPANY; CHANGE IN CONTROL.

         (a) ADJUSTMENTS. If there shall be any change in the Common Stock subject to the Plan or the Common Stock subject to any Nonstatutory or Incentive Stock Option or Stock Right granted hereunder through merger, consolidation, reorganization, recapitalization, reincorporation, stock-split, stock dividend or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board to the total number of shares of Common Stock that may be issued under the Plan and the number of shares and price per share subject to outstanding Options or Stock Rights in order to preserve, but not to increase, the benefits of the optionee.

         (b) CHANGE IN CONTROL. (i) For the purposes of this Section 5.10(b), a "Change in Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (A) the acquisition (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the then outstanding shares of common stock of the Company; (B) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or approval by the board of directors of the Company (the "Board") of the acquisition by the Company of assets of another corporation (each of the foregoing, a "Business Combination"), in each case, unless, following such Business Combination, the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation surviving or resulting from such Business Combination (or of a corporation which as a result of such transaction controls the Company or owns all or substantially all of the Company's assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the common stock of the Company; (C) individuals who, as of the close of business on February 28, 2002, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (D) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         (ii) In the event of a Change in Control in which the Company is not the surviving corporation, the outstanding Options or Stock Rights shall (contingent upon consummation of the Change in Control) become fully vested and immediately exercisable by the optionee on a date prior to the effective date of such Change in Control as the Board shall determine (or, if the Board shall not determine such a date, on the date that is five days prior to the effective date of the Change in Control), and any such Options or Stock Rights shall terminate if not exercised on or prior to such effective date.

         (iii) In the event of a Change in Control in which the Company is the surviving corporation, every Option or

Stock Right then outstanding hereunder shall (contingent upon consummation of the Change in Control) become fully vested and immediately exercisable by the optionee and shall continue thereafter to be exercisable in accordance with its terms, provided, however, that any optionee whose employment (or, if such optionee is a member of the Company's board of directors, whose membership thereon) is terminated without cause within one year following the effective date of such Change in Control shall have the right to exercise his outstanding Option(s) or Stock Right(s) for three months following such termination.

5.11. MODIFICATIONS, AMENDMENTS AND TERMINATION.

         (a) The Board may, without further action by the stockholders and without consent of or receiving further consideration from the participants, amend, condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements. The Board may amend awards otherwise with the written consent of the optionee.

         (b) The Board may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without stockholder approval the Board may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 5.10(a)),
(ii) extend the term of the Plan or (iii) change Plan provisions relating to the class of employees who are eligible to receive awards under the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not, without the consent of an optionee, affect the optionee's rights under an award granted to the optionee.

         (c) The amendments to this Plan adopted on April 24, 1997 shall apply only to Options and Stock Rights awarded on or after April 24, 1997, the effective date of the amendments. The amendments to this Plan adopted on July 24, 1997 shall apply only to Options and Stock Rights awarded on or after July 24, 1997, the effective date of the amendments. The amendments to this Plan set forth in Sections 5.10 and 5.11 and adopted on April 20, 2000 shall apply to any outstanding Options and Stock Rights with respect to which the optionee executes a written consent to such amendments. The amendment to this Plan set forth in Sections 5.10 and 5.11 as approved and adopted on February 28, 2002, shall apply to any outstanding Options and Stock Rights with respect to which the Optionee executes a written consent to such amendments. The remaining amendments to this Plan as approved and adopted on February 28, 2002 shall apply only to Options and Stock Rights awarded on or after February 28, 2002, the effective date of the amendments.

5.12. GOVERNING LAW.

         The validity, construction, interpretation and effect of this Plan and instrument shall exclusively be governed by and determined in accordance with the laws of the State of Mississippi, except to the extent preempted by federal law, which shall to that extent govern.

APPROVED BY THE STOCKHOLDERS:

DATE: February 28, 2002


ADOPTED BY THE BOARD OF DIRECTORS:

DATE: February 28, 2002



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